Exhibit 10.7

** Document has been translated to English from the original document, which was in Spanish.

From:	Enric Asunción Escorsa

CC:	Juan Sagalés Cantenys

To:	Inversiones Financieras Perseo, S.L.

Barcelona, October 5, 2021

This letter (the “Side Letter”) is issued in connection with the transaction agreed to in the Business Combination Agreement signed on June 9, 2021 by Wall Box Chargers, S.L. (the “Company”), Orion Merger Sub Corp. and Kensington Capital Acquisition Corp II in order to enter into a merger agreement with Kensington Capital Acquisition Corp II and list on the New York Stock Exchange. In connection with such agreement, the shareholders of the Company will, among other things, contribute their shares to the newly established company in the Netherlands: Wallbox BV (hereinafter the “Holdco”).

Inversiones Financieras Perseo, S.L. is a shareholder of the Company.

Enric Asunción Escorsa is CEO of the Company and a shareholder through the company Kariega Ventures, S.L. and will be a significant shareholder of Holdco.

Perseo will be represented on the Board of Directors of Holdco. Perseo has indicated its interest that initially, and until it states otherwise, Diego Díaz Pilas will be its representative on the Board of Directors.

This letter relates to the Board of Directors that will govern Holdco after the completion of the SPAC transaction and is intended to reinforce the commitments already undertaken between the parties.

In relation to the foregoing, whereas Inversiones Financieras Perseo S.L. (“Perseo”), a 100% owned subsidiary of the Iberdrola Group, is a principal shareholder of the Company and whereas there is an interest in Perseo, or such person as is appointed by Perseo, forming part of the Board of Directors of Holdco, I Enric Asunción Escorsa, irrevocably agree to take my best efforts while Inversiones Financieras Perseo S.L. or any of the companies of the Iberdrola Group owns shares representing 3% of the outstanding share capital of Holdco, to support the appointment of the person that Perseus puts forward as a director in the Board of Directors of Holdco.

Enric Asunción Escorsa

Kariega Ventures, S.L.

/s/ Enric Asunción Escorsa